Exhibit 99.3
Consolidated Financial Statements of
ELLUMINATE, INC.
As at and for the nine months ended July 31, 2010
(Unaudited)

ELLUMINATE, INC.
Consolidated Balance Sheets
July 31, 2010, with comparative figures for October 31, 2009
(Unaudited)

	2010	2009

Assets

Current assets:
Cash	$211,554	$7,813,843
Accounts receivable	6,604,830	5,691,260
Investment tax credits receivable	811,593	333,000
Prepaid expenses	1,200,753	517,385

	8,828,730	14,355,488

Equipment	1,342,504	1,355,988
Intangible assets	397,510	179,714

	$10,568,744	$15,891,190

Liabilities and Shareholders’ Equity (Deficiency)

Current liabilities:
Accounts payable and accrued liabilities	$1,581,750	$2,848,222
Deferred revenue	5,337,889	4,518,668
Current portion of long-term debt (note 3)	1,132,876	909,376
Current portion of capital leases	91,001	152,697

	8,143,516	8,428,963

Deferred revenue	533,314	598,112
Long-term debt (note 3)	1,996,193	2,572,721
Capital leases	128,976	149,076

	10,801,999	11,748,872

Shareholders’ equity (deficiency):
Share capital (note 4)	8,680,962	8,658,232
Warrants	281,055	281,055
Contributed surplus (note 5)	760,878	672,878
Deficit	(9,956,150)	(5,469,847)

	(233,255)	4,142,318
Subsequent event (note 6)

	$10,568,744	$15,891,190

See accompanying notes to consolidated financial statements.

ELLUMINATE, INC.
Consolidated Statements of Operations and Deficit
Nine months ended July 31, 2010 and 2009
(Unaudited)

	2010	2009

Revenue:
Products	$12,994,378	$15,573,950
Maintenance and support	2,635,163	1,843,647
Services	497,285	577,776

	16,126,826	17,995,373
Expenses:
Salaries and benefits	10,858,337	9,613,517
Sales commissions	1,936,250	2,732,720
Consulting fees	2,126,462	2,182,004
Direct costs of sales	895,661	509,690
Rent, repairs and maintenance	551,602	654,362
Insurance	71,160	181,477
Telecommunications	220,028	164,334
Travel	1,110,827	1,040,213
Advertising and promotion	914,807	895,117
Meals and entertainment	165,004	216,057
Office	547,925	571,053
Professional fees	614,144	1,015,215
Bad debts	29,692	27,922
Bank charges	21,921	11,117

	20,063,820	19,814,798
Other revenue (expenses):
Foreign exchange gain (loss)	(557,654)	(464,135)
Refundable scientific research and experimental development	894,800	421,534
Interest income	19,484	27,841
Interest on long-term debt	(342,931)	(64,286)
Interest on capital leases	(20,991)	(16,054)
Amortization of equipment	(367,427)	(286,267)
Amortization of intangible assets	(59,119)	(49,730)
Accretion on long-term debt	(112,500)	(13,048)

	(546,338)	(444,145)

Loss before income taxes	(4,483,332)	(2,263,570)

Income tax expense:
Current	2,971	8,991

Net loss	$(4,486,303)	$(2,272,561)

Deficit, beginning of period	$(5,469,847)	$(3,832,158)

Net loss	(4,486,303)	(2,272,561)

Deficit, end of period	$(9,956,150)	$(6,104,719)

See accompanying notes to consolidated financial statements.

ELLUMINATE, INC.
Consolidated Statements of Cash Flows
Nine months ended July 31, 2010 and 2009
(Unaudited)

	2010	2009

Cash provided by (used in):

Operations:
Net loss	$(4,486,303)	$(2,272,561)
Items not involving cash:
Amortization and accretion	539,046	349,045
Unrealized foreign exchange (gain) loss	134,338	(225,471)
Stock-based compensation	90,000	94,998

	(3,722,919)	(2,053,989)
Changes in non-cash working capital:
Accounts receivable	(913,570)	672,968
Investment tax credits receivable	(478,593)	714,897
Prepaid expenses	(683,368)	(343,908)
Accounts payable and accrued liabilities	(1,266,472)	1,205,448
Income taxes payable	—	(64,639)
Deferred revenue	754,423	650,161

	(6,310,499)	780,938
Investments:
Acquisition of equipment	(297,071)	(237,696)
Acquisition of intangible assets	(276,915)	(233,790)

	(573,986)	(471,486)

Financing:
Payments on long-term debt	(599,866)	(477,140)
Payments on capital leases	(138,668)	(51,803)
Proceeds from issuance of common shares	20,730	1,000
Proceeds on long-term debt	—	3,994,926

	(717,804)	3,466,983

Increase (decrease) in cash	(7,602,289)	3,776,435

Cash, beginning of period	7,813,843	4,776,214

Cash, end of period	$211,554	$8,552,649

Cash flow during the period for:
Interest paid	$363,922	$80,340
Interest received	19,484	27,841
Income taxes paid	2,973	8,991

See accompanying notes to consolidated financial statements.

ELLUMINATE, INC.
Notes to Consolidated Financial Statements
Nine months ended July 31, 2010, with comparative figures for July 31, 2009
(Unaudited)

1.	Basis of presentation:

Elluminate, Inc. (the “Company”) was incorporated as a private company pursuant to the Business Corporation Act (Alberta) on March 9, 2000 and became a Federally-registered corporation in October, 2005. The Company’s principal business is the development and marketing of internet-based collaboration software to educational institutions.

The Company’s wholly-owned subsidiary, Elluminate USA, Inc. was incorporated in the State of Delaware on September 27, 2002 and operates in the United States of America.

These unaudited interim consolidated financial statements of the Company have been prepared following the same accounting policies and methods of computation as the consolidated financial statements for the Company for the year ended October 31, 2009. The disclosures provided below are incremental to those included with the annual consolidated financial statements and certain disclosures, which are normally required to be included in the notes to the annual consolidated financial statements, have been condensed or omitted. These unaudited interim consolidated financial statements should be read in conjunction with the consolidated financial statements and notes for the Company for the year ended October 31, 2009.

2.	Future and current accounting policies:
(a)	Private-company GAAP and International Financial Reporting Standards:

On December 15, 2009, Canada’s Accounting Standards Board (“AcSB”) issued new accounting standards for private enterprises (“GAAP for PE’s”). Previously, the AcSB had announced that International Financial Reporting Standards (“IFRS”) will be required for Canada’s publicly accountable enterprises and would be optional for private enterprises. Both sets of standards are effective for fiscal years commencing on or after January 1, 2011 with earlier adoption permitted. The Company has determined that it intends to adopt GAAP for PE’s. The impact of the adoption of these standards is being evaluated and is not known or reasonably estimable at this time.

(b)	Goodwill and intangible assets:

Effective November 1, 2009, the Company is required to adopt new Canadian accounting standards related to goodwill and intangible assets. The new standard establishes standards for the recognition, measurement, presentation and disclosure of goodwill and intangible assets. The Company is currently assessing the impact of this new standard on its financial statements.

ELLUMINATE, INC.
Notes to Consolidated Financial Statements, page 2
Nine months ended July 31, 2010, with comparative figures for July 31, 2009
(Unaudited)

3.	Long-term debt:

	2010	2009

Term loan dated June 29, 2009 with face value of: US$3,500,000
Repayable with six monthly interest payments of US$37,625, followed by thirty-six blended monthly payments of US$117,760, with interest calculated at 12.9%, maturing December 31, 2012:	$3,129,069	$3,482,097

Current portion repayable within one year	(1,132,876)	(909,376)

	$1,996,193	$2,572,721

4.	Share capital:
(a)	Authorized:

Unlimited number of common shares

Unlimited number of Class “A” 5% cumulative, redeemable, retractable, non-voting preferred shares

Unlimited number of Class “B” non-voting preferred shares

(b)	Issued and outstanding:

	Number of
Common shares	shares	Amount

Balance as at October 31, 2009	13,163,782	$8,658,232
Options exercised for cash	72,600	20,730
Reclass of contributed surplus on stock options exercised	—	2,000

Balance as at July 31, 2010	13,236,382	8,680,962

ELLUMINATE, INC.
Notes to Consolidated Financial Statements, page 3
Nine months ended July 31, 2010, with comparative figures for July 31, 2009
(Unaudited)

4.	Share capital (continued):
(c)	Stock-based compensation:

Estimated fair values are determined as at the date of each grant using the Black-Scholes option-pricing model and the following assumptions:

	2010	2009

Expected option life	5 years	5 years
Risk-free interest rate	0.75% - 1.25%	0.75% - 1.9%
Expected volatility	0%	0%
Annual dividend per share	Nil	Nil
Weighted average fair value of options granted	$0.15	$0.15

A summary of the status of the Company’s stock option plan as at July 31, 2010 is as follows:

	2010
		Weighted
		average
	Number of	exercise
	options	price

Outstanding, beginning of period	1,866,000	$1.91
Granted	20,000	3.00
Forfeited	(37,500)	1.98
Exercised	(72,600)	0.29

Outstanding, end of period	1,775,900	$1.99

Options exercisable, end of period	1,269,500

5.	Contributed surplus:

2010

Contributed surplus, beginning of period	$672,878
Transfer of share capital on exercise of options	(2,000)
Stock-based compensation expense	90,000

$760,878

ELLUMINATE, INC.
Notes to Consolidated Financial Statements, page 4
Nine months ended July 31, 2010, with comparative figures for July 31, 2009
(Unaudited)

6.	Subsequent event:

On July 2, 2010, the Company entered into a definitive agreement with Blackboard Inc. (“Blackboard”) on the acquisition by Blackboard of all the Company’s issued common shares. The transaction closed on August 4, 2010 after receiving requisite shareholder approval and certain conditions typical for a transaction of this nature were satisfied. As a condition of closing, the entire long-term debt balance, all accrued interest thereon was repaid to the lender, along with an early termination fee of US$225,000.

7.	Reconciliation to United States GAAP:

These unaudited consolidated interim financial statements are expressed in Canadian dollars and have been prepared in accordance with Canadian generally accepted accounting principles (“Canadian GAAP”). The following adjustments and disclosures would be required in order to present these unaudited consolidated interim financial statements in accordance with accounting principles generally accepted in the United States of America (“US GAAP”):

	Nine month	Nine month
	period ended	period ended
	July 31,	July 31,
	2010	2009

Loss under Canadian GAAP	$(4,486,303)	$(2,272,561)
Add (deduct) adjustments for:
Revenue (a)	226,414	263,354
Stock-based compensation (b)	(52,897)	(65,640)

Net loss and comprehensive loss under US GAAP	$(4,312,786)	$(2,074,847)

July 31, 2010 Balance Sheet	As reported	US GAAP

Deferred revenue (a)	$5,871,203	$14,504,065
Contributed surplus (b)	760,878	813,775
Deficit (a,b)	(9,956,150)	(18,641,909)

(a)	Revenue recognition: US GAAP requires that sales of annual software subscriptions with included maintenance and support be deferred and recognized ratably over the period of the license subscription with no amounts recognized up-front due to a lack of vendor-specific objective evidence (“VSOE”) of fair value of the undelivered maintenance and support services. Canadian GAAP requires the existence of objective, reliable evidence of fair value rather than VSOE to support accounting for the elements separately. The differences arising from applying this methodology to the Company’s revenue streams for the periods ended July 31, 2010 and 2009 has been presented above.

ELLUMINATE, INC.
Notes to Consolidated Financial Statements, page 5
Nine months ended July 31, 2010, with comparative figures for July 31, 2009
(Unaudited)

7.	Reconciliation to United States GAAP (continued):
(b)	Stock-based Compensation: US GAAP requires the use of historical price volatility estimates when valuing stock option issuances. In the event volatility data for the company’s stock is not available, such as for private companies, US GAAP requires the use of related industry stock index volatility instead. Volatility data for the years 2005 through 2010 for the Canadian, small-cap software industry, ranging from 25.5% to 43.8%, have been used in calculating stock-based compensation expense under US GAAP. The resultant differences from the amounts recorded under Canadian GAAP have been presented above.

Additionally, under US GAAP, the Company is required to estimate the forfeitures at the date of grant to calculate the stock-based compensation costs for its stock options. Included in the adjustment above is $19,642 reduction of stock-based compensation for the period ended July 31, 2010 (nine months ended July 31, 2009 - $25,687).

(c)	Statement of cash flows: The application of US GAAP would not have a material effect on cash flow from operating, investing or financing activities except that under US GAAP the subtotal in operating cashflow within the consolidated statement of cash flows would not be presented.

(d)	Comprehensive income: US GAAP requires the presentation of net income and comprehensive income. Comprehensive income includes net income plus other comprehensive income items specifically identified by US GAAP. The Company currently has no material financial items that would be included as comprehensive income and, accordingly, net loss and comprehensive loss are materially equivalent for the periods ended July 31, 2010 and 2009.

(e)	Long-term debt with detachable warrants and unamortized debt issue costs: US GAAP requires the use of the relative fair value method when allocating debt proceeds on initial recognition between financial liability and equity instrument components. Use of the relative fair value method does not result in significant differences between US GAAP and Canadian GAAP for the period ended July 31, 2010. Additionally, under US GAAP, the unamortized debt issue costs of $72,473 at July 31, 2010 would be reflected as an asset as opposed to the Canadian GAAP treatment as a reduction of the carrying value of the related debt.

(f)	Income taxes: Under US GAAP, refundable investment tax credits of $894,800 would be presented within income tax expense rather than as currently presented as a separate caption in the statement of operations.

Consolidated Financial Statements of
ELLUMINATE, INC.
As at and for the year ended October 31, 2009

AUDITORS’ REPORT TO THE DIRECTORS
We have audited the consolidated balance sheet of Elluminate, Inc. and subsidiary as at October 31, 2009 and the consolidated statements of operations and deficit and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.
We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audit provides a reasonable basis for our opinion.
In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of Elluminate, Inc. and subsidiary as at October 31, 2009 and the results of its operations and its cash flows for the year then ended in conformity with Canadian generally accepted accounting principles.
/s/ KPMG LLP
Chartered Accountants
Calgary, Canada
October 18, 2010

ELLUMINATE, INC.
Consolidated Balance Sheet
October 31, 2009

Assets

Current assets:
Cash	$7,813,843
Accounts receivable	5,691,260
Investment tax credits receivable	333,000
Prepaid expenses	517,385

14,355,488

Equipment (note 4)	1,355,988
Intangible assets (note 5)	179,714

$15,891,190

Liabilities and Shareholders’ Equity

Current liabilities:
Accounts payable and accrued liabilities	$2,848,222
Deferred revenue	4,518,668
Current portion of long-term debt (note 6)	909,376
Current portion of capital leases (note 7)	152,697

8,428,963

Deferred revenue	598,112
Long-term debt (note 6)	2,572,721
Capital leases (note 7)	149,076

11,748,872

Shareholders’ equity:
Share capital (note 9)	8,658,232
Warrants (notes 6 and 9(c))	281,055
Contributed surplus (note 10)	672,878
Deficit	(5,469,847)

4,142,318

Commitments (notes 5 and 8)
Subsequent event (note 15)

$15,891,190

See accompanying notes to consolidated financial statements.
Approved by the Board:

/s/ John E. Kinzer Director	/s/ Matthew Small Director

ELLUMINATE, INC.
Consolidated Statement of Operations and Deficit
Year ended October 31, 2009

Revenue:
Products	$22,453,742
Maintenance and support	2,411,716
Services	735,829

25,601,287

Expenses:
Salaries and benefits	12,908,621
Sales commissions	3,527,998
Consulting fees	3,063,194
Rent, repairs and maintenance	1,427,751
Insurance	221,353
Telecommunications	625,247
Travel	1,530,480
Advertising and promotion	926,855
Meals and entertainment	422,139
Office	455,376
Professional fees	1,273,256
Bad debts	211,970
Bank charges	15,980

26,610,220

Other revenue (expenses):
Foreign exchange gain (loss)	(1,080,828)
Refundable scientific research and experimental development	489,376
Interest income	40,120
Interest on long-term debt	(186,387)
Accretion on long-term debt	(52,192)
Interest on capital leases	(21,171)
Amortization of equipment	(434,752)
Amortization of intangible assets	(77,769)

(1,323,603)

Loss before income taxes	(2,332,536)

Income taxes (note 11):
Current (recovery)	(368,268)
Future (reduction)	(326,579)

(694,847)

Net loss	$(1,637,689)

Deficit, beginning of year	$(3,832,158)

Net loss	(1,637,689)

Deficit, end of year	$(5,469,847)

See accompanying notes to consolidated financial statements.

ELLUMINATE, INC.
Consolidated Statement of Cash Flows
Year ended October 31, 2009

Cash provided by (used in):

Operations:
Net loss	$(1,637,689)
Items not involving cash:
Amortization and accretion	564,713
Stock-based compensation	164,000
Future income tax reduction	(326,579)
Unrealized foreign exchange gains	(259,264)

(1,494,819)

Changes in non-cash working capital:
Accounts receivable	(877,270)
Investment tax credits receivable	381,897
Prepaid expenses	(279,065)
Accounts payable and accrued liabilities	1,225,436
Income taxes payable	(184,598)
Deferred revenue	1,410,301

181,882

Investments:
Acquisition of equipment	(299,294)
Acquisition of intangible assets	(233,790)

(533,084)

Financing:
Proceeds on long-term debt	3,994,926
Payments on long-term debt	(477,140)
Payments on capital leases	(105,253)
Proceeds from issuance of common shares	1,000

3,413,533

Foreign exchange loss on cash held in foreign currencies	(24,702)

Increase in cash	3,037,629

Cash, beginning of year	4,776,214

Cash, end of year	$7,813,843

Cash flow during the year for:
Interest paid	$207,558
Interest received	40,120
Income taxes paid	73,809

See accompanying notes to consolidated financial statements.

ELLUMINATE, INC.
Notes to Consolidated Financial Statements
Year ended October 31, 2009

1.	Nature of operations:

Elluminate, Inc. (the “Company”) was incorporated as a private company pursuant to the Business Corporation Act (Alberta) on March 9, 2000 and became a Federally-registered corporation in October, 2005. The Company’s principal business is the development and marketing of internet-based collaboration software to educational institutions.

The Company’s wholly-owned subsidiary, Elluminate USA, Inc. was incorporated in the State of Delaware on September 27, 2002 and operates in the United States of America.

2.	Significant accounting policies:

These financial statements have been prepared by management in accordance with Canadian generally accepted accounting principles (“GAAP”). The Company has presented differences between GAAP and U.S. generally accepted accounting principles in note 16. Application of GAAP requires management to make estimates and assumptions that affect reported amounts of assets and liabilities. The preparation of financial statements necessarily involves the use of estimates and approximations using careful judgment. These consolidated financial statements have, in management’s opinion, been prepared within reasonable limits of materiality and within the framework of the following significant accounting policies:
(a)	Basis of presentation:

These consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary. All inter-company balances and transactions have been eliminated on consolidation.

(b)	Equipment:

Equipment is stated at cost less accumulated amortization. Amortization is recorded on a diminishing balance basis at rates designed to amortize the cost of equipment over their estimated useful lives. Amortization is calculated monthly using the following annual rates:

Computer equipment	30%
Computer software	100%
Furniture and fixtures	30%
Leasehold improvements	30%

ELLUMINATE, INC.
Notes to Consolidated Financial Statements, page 2
Year ended October 31, 2009

2.	Significant accounting policies (continued):
(c)	Intangible assets:

Intangible assets consists of trademarks and patents which are amortized on a straight-line basis over a three year period, and technology purchases which are amortized straight-line over the lesser of the legal life and the estimated useful life of the technology.

(d)	Impairment of long-lived assets:

Long-lived assets, including equipment and intangible assets, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability is measured by a comparison of the carrying amount to the estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of the asset exceeds its estimated future cash flows, an impairment charge is recognized for the amount by which the carrying amount of the asset exceeds the fair value of the asset.

(e)	Leases:

Leases are classified as either capital or operating leases. A lease that transfers substantially all of the benefits and risks of ownership of the property is classified as a capital lease. All other leases are accounted for as operating leases wherein rental payments are expensed as incurred. At the inception of a capital lease, the asset and related obligation are recorded at an amount equal to the present value of the future minimum lease payments.

(f)	Long-term debt and deferred financing costs:

Long-term debt is recorded as the amount of cash proceeds received less the value attributed to equity instruments (if any) associated with the debt, which are included in shareholders’ equity. The difference between the recorded amount and the face value of the debt is charged to income annually as accretion expense over the term of the debt using the effective interest basis.

The costs of the long-term debt financing are recorded as a reduction of the debt and charged to income annually as accretion expense over the term of the debt using the effective interest basis.

(g)	Future income taxes:

Income taxes are calculated using the asset and liability method of income tax accounting. In providing for corporate income taxes, temporary differences between the income tax basis of assets or liabilities and their carrying amounts are reflected as future income taxes. The income tax rates anticipated to be in effect when these temporary differences reverse are used to calculate future income taxes. A valuation allowance is recorded against any future income tax asset if it is more likely than not that the asset will not be realized.

ELLUMINATE, INC.
Notes to Consolidated Financial Statements, page 3
Year ended October 31, 2009

2.	Significant accounting policies (continued):
(h)	Revenue recognition:

The Company follows the requirements of the Canadian Institute of Chartered Accountants’ Emerging Issues Committee (“EIC”) — 141 “Revenue Recognition”.

The Company derives its revenues from the following categories:
•	Products, including the sale of perpetual software licenses and annual software licenses (“ASL”);

•	Application Service Provider services, including hosting services (“ASP”);

•	Professional services including installation, consulting and training services; and

•	Maintenance and support, including telephone support, error correction and bug fixes. This may also include upgrades and enhancements on a “when and as available” basis.
The Company executes contracts that govern the terms and conditions of each software license, ASP services, maintenance and support agreements, and other professional services arrangements.

The Company also follows the requirements of the Canadian Institute of Chartered Accountants’ EIC — 142 “Revenue Arrangements with Multiple Deliverables”, which requires revenue arrangements with multiple deliverables to be divided into separate units of accounting if each deliverable has a value to the customer on a stand-alone basis and any undelivered item has objective and reliable evidence of its fair value.

With respect to perpetual software license contracts, ASL contracts and ASP contracts, the Company recognizes product revenue once persuasive evidence of an arrangement exists, the product is shipped, the fee is fixed and determinable, collection of payment is reasonably assured, and any uncertainties with regard to customer acceptance are not considered significant.

The Company recognizes revenue related to ASP hosting services, maintenance, training and other professional services on a straight-line basis over the term of the contract. For perpetual license contracts and ASL, the Company recognizes the service and maintenance revenue portion over one year. For professional services contracts, revenue is recognized on a percentage of completion method.

The Company records as deferred revenue any payments received for which services have not been provided as of the balance sheet date and thus the underlying revenue has not yet been earned.

Management analyzes various factors to determine when revenue is earned. These factors include a review of the specific transaction, historical experience, creditworthiness of customers, and current market and economic conditions. Changes in judgments based upon these factors could impact the timing and amount of revenue recognized and thus affect the Company’s results of operations.

ELLUMINATE, INC.
Notes to Consolidated Financial Statements, page 4
Year ended October 31, 2009

2.	Significant accounting policies (continued):
(i)	Stock-based compensation:

The Company has a stock-based compensation plan, which is described in note 9(d). All awards of stock, options or related instruments granted to employees are recorded at fair value on the date of the grant. Compensation expense is measured at the fair value at the grant date using a Black-Scholes option pricing model and is recognized over the vesting period of the grant. The compensation expense is charged to the statement of earnings with the corresponding credit recorded as contributed surplus (a shareholders’ equity item). When exercised, any consideration paid to purchase shares is credited to share capital. Unvested options that are forfeited are adjusted by decreasing compensation expense in the period of forfeiture.

(j)	Scientific research and experimental development:

Scientific research and experimental development (SR&ED) expenditures are expensed, and capital expenditures pertaining to SR&ED are capitalized, in the year they are incurred. Many of the Company’s SR&ED expenditures are eligible for refundable investment tax credits. Refundable investment tax credits are recorded in the statement of operations or against capital costs, as appropriate, when eligibility and collectability of the refund are reasonably assured.

(k)	Measurement uncertainty:

The preparation of financial statements in conformity with Canadian generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the balance sheet date, and the reported amounts of revenue and expenses during the year.

The significant estimates made in the preparation of these consolidated financial statements include allowances for accounts receivable, the estimated value of investment tax credits receivable, the estimated useful lives of equipment and intangible assets, the evaluation of the net recoverable amounts of equipment and intangible assets, the amount of deferred revenue, estimates for accrued liabilities, and the determination of the valuation allowance relating to future income tax assets.

(l)	Foreign currency translation:

Foreign-denominated monetary assets and liabilities are translated into Canadian dollars at current rates of exchange. Revenues and expenses are translated at the average rate of exchange during the period in which they are recognized. Foreign exchange gains or losses on translation of monetary assets and liabilities are included in the determination of net income. Foreign-denominated non-monetary assets and liabilities are translated into Canadian dollars at historical rates of exchange.

ELLUMINATE, INC.
Notes to Consolidated Financial Statements, page 5
Year ended October 31, 2009

2.	Significant accounting policies (continued):
(l)	Foreign currency translation (continued):

The accounts of the Company’s subsidiary, which is integrated and considered financially and operationally dependent on the parent company, are translated into Canadian dollars using the current rate of exchange for monetary assets and liabilities, historical rates of exchange for non-monetary assets and liabilities, and average rates for revenue and expense items except amortization, which is translated at the rate of exchange applicable to the related assets. Gains or losses resulting from these translation adjustments are included in the determination of net income.
3.	Future accounting policies:
(a)	Private-company GAAP and International Financial Reporting Standards:

On December 15, 2009, Canada’s Accounting Standards Board (“AcSB”) issued new accounting standards for private enterprises (“GAAP for PE’s”). Previously, the AcSB had announced that International Financial Reporting Standards (“IFRS”) will be required for Canada’s publicly accountable enterprises and would be optional for private enterprises. Both sets of standards are effective for fiscal years commencing on or after January 1, 2011 with earlier adoption permitted. The Company has determined that it intends to adopt GAAP for PE’s. The impact of the adoption of these standards is being evaluated and is not known or reasonably estimable at this time.

(b)	Goodwill and intangible assets:

Effective November 1, 2009, the Company is required to adopt new Canadian accounting standards related to goodwill and intangible assets. The new standard establishes standards for the recognition, measurement, presentation and disclosure of goodwill and intangible assets. The Company is currently assessing the impact of this new standard on its financial statements.

ELLUMINATE, INC.
Notes to Consolidated Financial Statements, page 6
Year ended October 31, 2009

4.	Equipment:

2009
		Accumulated	Net book
	Cost	amortization	value

Computer equipment	$1,451,222	$670,472	$780,750
Computer software	514,851	444,658	70,193
Furniture and fixtures	356,193	103,205	252,988
Leasehold improvements	321,962	69,905	252,057

	$2,644,228	$1,288,240	$1,355,988

Included in equipment at October 31, 2009 are assets under capital lease with total cost of $601,223 and accumulated amortization of $186,358.
5.	Intangible assets:

2009
		Accumulated	Net book
	Cost	amortization	value

Intellectual property	$1	$—	$1
Trademarks and patents	101,057	99,089	1,968
Technology purchases	233,791	56,046	177,745

	$334,849	$155,135	$179,714

Under the terms of a license agreement for a technology purchase completed in 2009, the Company is committed to the payment of ongoing royalties based on sales of the technology to third parties. Included in prepaid expenses is $104,157 of prepaid royalties pursuant to this agreement. Royalty expense for 2009 was $115,949.

Under the terms of a second technology purchase agreement completed in 2009, the Company is committed to the payment of commissions to the vendors on sales of the technology through to September 30, 2011, up to a maximum of US $2,000,000. At October 31, 2009 no payments were due or paid by the Company under this agreement.

ELLUMINATE, INC.
Notes to Consolidated Financial Statements, page 7
Year ended October 31, 2009

6.	Long-term debt:

2009

Term loan dated June 29, 2009 with face value of: US $3,500,000 Repayable with six monthly interest payments of US $37,625, followed by thirty-six blended monthly payments of US $117,760, with interest calculated at 12.9%, maturing December 31, 2012	$3,482,097

Current portion repayable within one year	(909,376)

$2,572,721

The term loan is secured by a general security agreement for all present and after-acquired property. The term loan does not contain any financial covenants. The term loan includes certain restrictions the Company must adhere to, including cross-default clauses with other borrowings and a requirement of prior approval of any investments or further loans. The term loan has material adverse change clauses relating to financial stability and for which the lender can ultimately demand immediate repayment. The Company may repay any or all the loan principal at any time at its discretion (see note 15).
Approximate principal repayments of long-term debt are as follows:

2010	$909,376
2011	1,227,714
2012	1,395,797
2013	250,546
In connection with the term loan dated June 29, 2009, the Company issued 230,627 common share purchase warrants, as detailed in note 9(c). Each warrant entitles the holder to acquire one common share of the Company at $3.00 per share for a period of 7 years from June 29, 2009. The term loan is a financial instrument comprising both a liability component (a promissory note) and an equity component (the warrants issued). The liability component was fair-valued by discounting the future cash flows associated with the debt using a discount rate of 16.4%. The discount rate was determined using both management’s estimates and comparison to similar debt in the marketplace. The difference between the face value of the term loan and the fair value of the liability was recorded as the warrants value. The total cash proceeds have been allocated to these components resulting in $3,502,378 being recorded as the liability and $281,055 recorded as the warrants.
The cash proceeds allocated to the warrants will be accreted to the carrying value of the term loan over its term ending on December 31, 2012 using the effective interest method. During the year, $41,493 has been charged to accretion expense.

ELLUMINATE, INC.
Notes to Consolidated Financial Statements, page 8
Year ended October 31, 2009

6.	Long-term debt: (continued):
Total costs directly associated with closing the term loan financing of $72,473 have been deferred through a reduction to the carrying value of the term loan and are being amortized to expense over its 42-month term using the effective interest method. During 2009, $10,699 has been charged to accretion expense.

Face value of term loan (US$3,500,000)	$3,783,433
Principal repayments	—
Value allocated to warrants	(281,055)
Deferred financing costs	(72,473)
Accretion expense recognized	52,192

Balance, October 31, 2009	$3,482,097

7.	Capital leases:

2009

Various equipment leases payable in monthly installments ranging from $104 to $1,925 including interest at an average rate of 8.8% and maturities through October 2013	$301,773

Current portion repayable within one year	(152,697)

$149,076

Total payments of obligations under capital leases are as follows:

2009

2010	$173,580
2011	95,150
2012	50,346
2013	17,417
2014	1,766

338,259

Less amount representing interest (at 0% to 19%)	(36,486)

$301,773

All leases are secured by the underlying items leased and have no covenants or externally-imposed restrictions.

ELLUMINATE, INC.
Notes to Consolidated Financial Statements, page 9
Year ended October 31, 2009

8.	Commitments:
Future minimum lease payments under operating leases for premises and office equipment are as follows:

2010	$525,684
2011	476,015
2012	471,500
2013	275,042
9.	Share capital:
(a)	Authorized:

Unlimited number of common shares

Unlimited number of Class “A” 5% cumulative, redeemable, retractable, non-voting preferred shares

Unlimited number of Class “B” non-voting preferred shares

(b)	Issued and outstanding:

	Number of
Common shares	shares	Amount

Balance as at October 31, 2008	13,143,782	$8,656,777
Options exercised for cash	20,000	1,000
Reclass of contributed surplus on stock options exercised	—	455

Balance as at October 31, 2009	13,163,782	$8,658,232

(c)	Warrants:
(i)	Pursuant to an agreement dated June 29, 2009, the Company issued 230,627 common share purchase warrants recorded at $281,055 (note 6). Each purchase warrant entitles the holder to acquire one common share at a price of $3.00 until June 29, 2016 for possible proceeds of $691,881. Should any shares of the Company be listed for trading on any recognized stock exchange prior to June 29, 2016, these warrants will expire four years after the date of such listing.

(ii)	Pursuant to an agreement dated October 31, 2005, the Company issued 229,592 common share purchase warrants. Each purchase warrant entitles the holder to acquire one common share at a price of $2.30 until October 31, 2012 for possible proceeds of $528,062. Should any shares of the Company be listed for trading on any recognized stock exchange prior to October 31, 2012, these warrants will expire four years after the date of such listing.

ELLUMINATE, INC.
Notes to Consolidated Financial Statements, page 10
Year ended October 31, 2009

9.	Share capital (continued):
(d)	Stock based compensation:

The Company has a Stock Option Plan (the “Plan”) that is administered by the Board of Directors of the Company. All directors, officers, employees and certain consultants are eligible to participate in the Plan. Under the terms of the Plan, the Company has reserved 15% of the common shares for options. The option term is five years unless otherwise provided by the Board to a maximum of ten years. Options under the plan are non-assignable and non-transferable. The vesting period varies from one to four years.

During the year, the Company granted 124,000 options, the estimated fair values of which will be expensed over their vesting periods. For the year ended October 31, 2009, the Company recognized stock-based compensation costs of $164,000, which is included in salaries expense with an offsetting credit to contributed surplus.

Estimated fair values are determined as at the date of each grant using the Black-Scholes option-pricing model and the following assumptions:

2009

Expected option life	5 years
Risk-free interest rate	0.75% - 1.9%
Expected volatility	0%
Annual dividend per share	Nil
Weighted average fair value of options granted during the year	$0.15

A summary of the status of the Company’s stock option plan as at October 31, 2009 follows:

	2009
		Weighted
		average
	Number of	exercise
	options	price

Outstanding, beginning of year	1,875,500	$1.85
Granted	124,000	2.30
Forfeited	(113,500)	1.55
Exercised	(20,000)	0.05

Outstanding, end of year	1,866,000	$1.91

Options exercisable, end of year	1,266,500

ELLUMINATE, INC.
Notes to Consolidated Financial Statements, page 11
Year ended October 31, 2009

9.	Share capital (continued):
(d)	Stock based compensation (continued):

The following table summarizes information about stock options outstanding, exercisable and not yet vested at October 31, 2009:

				Weighted
			Number of	average
		Number of	options	remaining
	Number of	options	not yet	contractual
Exercise prices	options	exercisable	vested	life (years)

$0.05	195,000	195,000	—	1.75
$1.10	215,000	215,000	—	3.25
$1.95	60,000	60,000	—	4.75
$2.30	1,396,000	796,500	599,500	3.50

	1,866,000	1,266,500	599,500	2.60

10.	Contributed surplus:

2009

Contributed surplus, beginning of year	$509,333
Transfer of share capital on exercise of options	(455)
Stock based compensation expense	164,000

$672,878

11.	Income taxes:

The provision for income tax expense (recovery) differs from that calculated using the federal and provincial statutory income tax rates due to the following:

2009

Combined statutory income tax rates	29.0%

Expected income tax expense (recovery)	$(676,435)
Non-deductible expenses	81,717
Change in rate and other	(476,811)
Valuation allowance	376,682

Income tax expense (recovery)	$(694,847)

ELLUMINATE, INC.
Notes to Consolidated Financial Statements, page 12
Year ended October 31, 2009

11.	Income taxes (continued):

The income tax effects of temporary differences that give rise to significant portions of the future income tax assets and liabilities are presented below:

2009

Future income tax assets (liabilities):
Equipment and intangibles	$(111,479)
Financing and other	18,191
Losses carried forward	1,076,397
Valuation allowance	(983,109)

$—

The Company has accumulated Canadian non-capital losses of approximately $967,000, for which no benefit has been recognized in these financial statements. These losses expire commencing in 2027.

In 2009, the Company incurred approximately $3.8 million of allowable scientific research and experimental development (SR&ED) expenditures for tax purposes. However, it has exceeded certain eligibility limits necessary to qualify for refundable SR&ED tax credits from the Federal government. Accordingly, the Company is eligible for approximately $750,000 of federal SR&ED tax credits which are available to offset future federal income taxes otherwise payable. No value for these tax credits has been recorded in these financial statements until such time as it is more likely than not that the Company will be able to use these tax credits against federal taxes otherwise payable. The Company is eligible for approximately $333,000 of refundable SR&ED tax credits from the Province of Alberta, which is included in other revenue.

Actual SR&ED expenditures, tax credits and refundable tax credits may differ from these estimates as the Company has 18 months from October 31, 2009 to submit its SR&ED claims, and the claims are subject to review, audit or adjustment by the Canada Revenue Agency.

For U.S. income tax purposes, the Company has accumulated non-capital losses carried forward in United States of America from prior years which can be used to reduce future years’ taxable income. A full valuation allowance has been recorded against the potential future tax until such time as it is more likely than not that the Company will be able to use these losses against taxable income. These losses expire as follows:

US$

2024	$335,971
2025	1,129,596
2029	521,547

$1,987,114

ELLUMINATE, INC.
Notes to Consolidated Financial Statements, page 13
Year ended October 31, 2009

12.	Related party transactions:

The Company incurred $1,261,408 in consulting fees for management and technology development services from its parent company (related by virtue of control). At year-end, there was $529,528 owed to the parent company which is included in accounts payable and accrued liabilities and is subject to normal trade terms. In addition, there was $28,426 receivable from the parent company for expenses paid on its behalf by the Company.

These transactions are in the normal course of operations and are measured at the exchange amount, which is the amount of consideration established and agreed to by the related parties. The exchange amount is intended to reimburse the parent company for its out-of-pocket costs associated with the services provided.
13.	Financial instruments and business risks:
(i)	Fair values:

The financial instruments of the Company consist of cash, accounts receivable, accounts payable and accrued liabilities, long-term debt, and obligations under capital leases. The carrying value of cash, accounts receivable and accounts payable and accrued liabilities approximate their fair values due to their relatively short periods to maturity. The long-term debt and capital leases are considered by management to approximate fair value as stated interest rates reflect borrowing rates available to the Company.

(ii)	Market risk:

Market risk is the risk that changes in market prices, such as foreign exchange rates, interest rates and other price risks will affect the Company’s earnings or the value of its holdings of financial instruments. In management’s opinion, the Company is not exposed to significant market risk associated with interest rates and other price risks.

Currency risk is the risk that the value of a financial instrument will fluctuate due to changes in foreign currency exchange rates. The Company is exposed to foreign currency risk on foreign currency denominated financial assets and liabilities. Management does not use any derivative instruments to hedge this risk.

ELLUMINATE, INC.
Notes to Consolidated Financial Statements, page 14
Year ended October 31, 2009

13.	Financial instruments and business risks (continued):
(iii)	Credit risk:

Credit risk is the risk that one party to a financial instrument will fail to discharge an obligation and cause the other party to incur a financial loss. The Company is exposed to credit risk in relation to trade accounts receivable, which result from sales of software and related services and support. Concentration of credit risk with respect to trade receivables is limited due to the large number, disparity and geographic diversity of customers involved. Further, the Company performs credit evaluations of its customers and obtains insurance for select accounts receivable where deemed appropriate. Based on management’s evaluation of potential credit losses, the Company believes its allowance for doubtful accounts is adequate.

(iv)	Liquidity risk:

Liquidity risks include difficulties the Company may encounter in meeting a demand to fund its financial liabilities as they may come due. The Company manages liquidity risk through ensuring, to the extent possible, that it will have sufficient liquidity to meet its liabilities as they become due. This is done primarily through cash and debt management. Budget and cash flow estimates are prepared and monitored as required.
14.	Capital disclosures:
The Company’s strategy is to maintain a level of capital for operations and to sustain future growth of the business. The Company strives to maintain a healthy balance between debt and equity to ensure the continued access to capital markets to fund growth and ensure long-term viability. The Company monitors its capital balance through regular evaluation of long-term debt, including obligations under capital leases, to equity ratio. The components of capital as well as the debt to equity ratio as of October 31, 2009 are shown in the table below:

Long-term debt and obligations under capital leases	$3,783,870
Shareholders’ equity	4,142,318
Debt to equity	0.91
15.	Subsequent event:

On July 2, 2010, the Company entered into a definitive agreement with Blackboard Inc. (“Blackboard”) on the acquisition by Blackboard of all the Company’s issued common shares. The transaction closed on August 4, 2010 after receiving requisite shareholder approval and certain conditions typical for a transaction of this nature were satisfied. As a condition of closing, the entire long-term debt balance, all accrued interest thereon was repaid to the lender, along with an early termination fee of US$225,000.

ELLUMINATE, INC.
Notes to Consolidated Financial Statements, page 15
Year ended October 31, 2009

16.	Reconciliation to United States GAAP:

These consolidated financial statements are expressed in Canadian dollars and have been prepared in accordance with Canadian generally accepted accounting principles (“Canadian GAAP”). The following adjustments and disclosures would be required in order to present these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America (“US GAAP”):

Net loss	2009

Net loss under Canadian GAAP	$(1,637,689)

Add (deduct) adjustments for:
Revenue (a)	(1,797,102)
Stock-based compensation (b)	(87,521)

Net loss and comprehensive loss under US GAAP	$(3,522,312)

October 31, 2009 Balance Sheet	As reported	US GAAP

Deferred revenue (a)	$5,116,780	$15,750,902
Contributed surplus (b)	672,878	760,399
Deficit (a,b)	(5,469,847)	(16,191,490)

(a)	Revenue recognition: US GAAP requires that sales of annual software subscriptions with included maintenance and support be deferred and recognized ratably over the period of the license subscription with no amounts recognized up-front due to a lack of vendor-specific objective evidence (“VSOE”) of fair value of the undelivered maintenance and support services. Canadian GAAP requires the existence of objective, reliable evidence of fair value rather than VSOE to support accounting for the elements separately. The differences arising from applying this methodology to the Company’s revenue streams for the year ended October 31, 2009 has been presented above.

(b)	Stock-based compensation: US GAAP requires the use of historical price volatility estimates when valuing stock option issuances. In the event volatility data for the company’s stock is not available, such as for private companies, US GAAP requires the use of related industry stock index volatility. Volatility data for the years 2005 through 2010 for the Canadian, small-cap software industry, ranging from 25.5% to 43.8%, have been used in calculating stock-based compensation expense under US GAAP. The adjustment noted above includes additional stock-based compensation of $121,771 for the year ended October 31, 2009.

Additionally, under US GAAP, the Company is required to estimate the forfeitures at the date of grant to calculate the stock-based compensation costs for its stock options. Included in the adjustment above is $34,250 reduction of stock-based compensation for the year ended October 31, 2009.

ELLUMINATE, INC.
Notes to Consolidated Financial Statements, page 16
Year ended October 31, 2009

16.	Reconciliation to United States GAAP (continued):
(c)	Statement of cash flows: The application of US GAAP would not have a material effect on cash flow from operating, investing or financing activities except that under US GAAP the subtotal in operating cashflow within the consolidated statement of cash flows would not be presented.

(d)	Comprehensive income: US GAAP requires the presentation of net income and comprehensive income. Comprehensive income includes net income plus other comprehensive income items specifically identified by US GAAP. The Company currently has no material financial items that would be included as comprehensive income and, accordingly, net loss and comprehensive loss are materially equivalent for the year ended October 31, 2009.

(e)	Long-term debt with detachable warrants and unamortized debt issue costs: US GAAP requires the use of the relative fair value method when allocating debt proceeds on initial recognition between financial liability and equity instrument components. Use of the relative fair value method does not result in significant differences between US GAAP and Canadian GAAP for the year ended October 31, 2009. Additionally, under US GAAP, the unamortized debt issue costs of $72,473 at October 31, 2009 would be reflected as an asset as opposed to the Canadian GAAP treatment as a reduction of the carrying value of the related debt.

(f)	Income taxes: Under US GAAP, refundable investment tax credits of $489,376 would be presented within income tax expense rather than as currently presented as a separate caption in the statement of operations.